Exhibit 10.1

AMENDMENT NO. 1 AND LIMITED WAIVER

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 AND LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT (this “First Amendment”), dated as of March 31, 2010, is entered into by and between VIRAGE LOGIC CORPORATION, a Delaware corporation (“Borrower”), and SILICON VALLEY BANK, a California banking corporation (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of December 1, 2009 (as amended to date, and as may be further amended, modified, supplemented or restated from time to time, the “Loan Agreement”), pursuant to which Bank has agreed to extend and make available to Borrower certain advances of money.

B. Borrower is currently in default of the Loan Agreement for failing to comply with the covenants set forth in Sections 6.2(b), (c) and (d) of the Loan Agreement for the fiscal periods ending December 31, 2009, January 31, 2010 and February 28, 2010 and Section 6.2(a)(ii) to date (collectively, the “Existing Defaults”) and has requested that Bank waive the Existing Defaults.

C. Further, Borrower desires that Bank amend the Loan Agreement to extend the delivery dates of certain post-closing items and postpone the requirements of Borrower to comply with the covenants set forth in Sections 6.2 and 6.7 of the Loan Agreement upon the terms and conditions more fully set forth herein.

D. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this First Amendment, Bank is willing to waive the Existing Defaults and so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and agreements contained herein and in the other Loan Documents and intending to be legally bound, the parties hereto agree as follows:

1. LIMITED WAIVER. Bank hereby agrees, subject to the satisfaction of the conditions set forth in Section 5 hereof, to waive the Existing Defaults.

2. AMENDMENTS TO LOAN AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is hereby amended as follows:

2.1 Amendment to Section 3.4 (Post-Closing Conditions). Bank hereby acknowledges that it has timely received (i) insurance certificates with respect to the Domestic

Subsidiaries acquired in connection with the Atlas Acquisition and Platinum Acquisition and (ii) an executed control agreement for Borrower’s accounts at UBS Financial Services, Inc., both as required by Section 3.4 of the Loan Agreement prior to the effectiveness of this Amendment. Section 3.4 of the Loan Agreement is now hereby amended and restated in its entirety to read as follows:

“3.4 Post-Closing Conditions.

(a) On or before the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, Bank shall have received, in form and substance satisfactory to Bank, (i) all requirements necessary to perfect Bank’s security interest with respect to the assets of the Domestic Subsidiaries acquired in connection with the Atlas Acquisition and Platinum Acquisition and any other requirements necessary to perfect Bank’s security interest in their respective assets, including without limitation, landlord agreements, intellectual property security agreements, control agreements and equity certificates (if any) of the Guarantors with assignment executed in blank (including all of the Subsidiaries of the Borrower), (ii) an updated or a separate Perfection Certificate to reflect the Atlas Acquisition and Platinum Acquisition, (iii) an opinion with respect to the Domestic Subsidiaries (other than ARC International Nashua, Inc.) acquired in connection with the Atlas Acquisition and Platinum Acquisition and (iv) executed officer’s certificates for the Domestic Subsidiaries (other than ARC International Nashua, Inc.) acquired in connection with the Atlas Acquisition and Platinum Acquisition including the ratified resolutions and other attachments thereto.

(b) Borrower shall use best efforts to deliver to Bank, on or before the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, executed landlords’ consents (in form and substance reasonably satisfactory to Bank) with respect to the 47100 Bayside Parkway, Fremont, California 94538 and 1341 N. Northlake Way, Seattle, Washington 98103 locations, each in favor of Bank.”

2.2 Amendment to Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Bank: (i) as soon as available, but no later than five (5) days after filing with the Securities Exchange Commission, Borrower’s 10-K, 10-Q, and 8-K reports (provided however, in no event shall audited annual financial statements be delivered later than 150 days of fiscal year end), except that Borrower shall be required to deliver its 10-Q reports to Bank beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010 but not before such date; (ii) a Compliance Certificate together with delivery of the 10-K and 10-Q reports setting forth calculations showing compliance with the financial covenants set forth herein; (iii) no later than January 31st after the end of each fiscal year, annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections; (iv) a prompt report of any legal actions pending or threatened against

Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (vi) within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

Borrower’s 10-K, 10-Q, and 8-K reports required to be delivered pursuant to Section 6.2(a)(i) shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower’s or another website on the Internet; provided, that Borrower shall provide copies to Bank of the Compliance Certificates required by Section 6.2(a)(ii).

(b) Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, deliver to Bank a duly completed Transaction Report signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date), within thirty (30) days after the last day of each month, unless no amounts are outstanding under the Revolving Line, within thirty (30) days after the last day of each fiscal quarter, but in any event prior to an Advance.

(c) Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, deliver to Bank its monthly financial statements together with a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement within thirty (30) days after the last day of each month, unless no amounts are outstanding under the Revolving Line, then within thirty (30) days after the last day of each fiscal quarter, but in any event prior to an Advance.

(d) Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, within 30 days after the last day of each quarter, deliver to Bank a cash balance report, including account statements detailing cash management types of investments held and maturity dates.

(e) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than once every six months unless an Event of Default has occurred and is continuing.”

2.3 Amendment to Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.7 Financial Covenants.

(a) Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, Borrower shall maintain a consolidated Liquidity Ratio of at least 1.50:1.00 as of the last day of each month, unless no amounts are outstanding under the Revolving Line, then as of the last day of each quarter.

(b) Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, Borrower shall maintain as of the last day of each fiscal quarter, consolidated EBITDA of at least the following:

Period	Minimum EBITDA
March 31, 2010	$(500,000)
June 30, 2010	$1
September 30, 2010 and each quarter thereafter	$1,000,000

(c) On the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010 and at all times thereafter, Borrower shall maintain consolidated domestic unrestricted cash of Borrower of at least $10,000,000; provided, however, if Borrower requests an initial Advance prior to March 30, 2010, Borrower shall maintain at all times between the date of such request and June 29, 2010, consolidated domestic unrestricted cash of Borrower of at least $15,000,000.”

2.4 Amendment to Section 13 (Definitions). The definition of “EBITDA” in Section 13 of the Loan Agreement is hereby amended and restated as follows:

““EBITDA” shall mean (a) net income, plus to the extent deducted in the calculation of net income (and without duplication), (b) interest expense, plus (c) depreciation expense and amortization expense, plus (d) income tax expense, plus (e) stock compensation expense, plus (f) one time restructuring expenses of up to $5,000,000 related to the Atlas Acquisition and Platinum Acquisition incurred prior to June 30, 2010.”

2.5 Amendment to Exhibit C (Compliance Certificate). Exhibit C of the Loan Agreement is hereby amended and restated in its entirety and attached hereto as Exhibit C.

3. BORROWER REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this First Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this First Amendment and to perform its obligations under the Loan Agreement, as amended by this First Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this First Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this First Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this First Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this First Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this First Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4. LIMITATION. The limited waiver and amendments set forth in this First Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5. EFFECTIVENESS. This Amendment shall become effective as of January 1, 2010 upon the satisfaction of all the following conditions precedent:

5.1 Amendment. Borrower and Bank shall have duly executed and delivered this First Amendment to Bank.

5.2 Reaffirmation of Guaranty. The Guarantors shall have duly executed and delivered the Reaffirmation of Guaranty, attached as Schedule 1 hereto.

5.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this First Amendment.

6. COUNTERPARTS. This First Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this First Amendment.

7. INTEGRATION. This First Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this First Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank submit to the exclusive jurisdiction of the state and federal courts in Santa Clara County, California.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.

BORROWER:	VIRAGE LOGIC CORPORATION, a Delaware corporation

By
Name:
Title:

BANK:	SILICON VALLEY BANK

By
Name:
Title:

SCHEDULE 1

REAFFIRMATION OF GUARANTY

This Reaffirmation of Guaranty is entered into as of March 31, 2010 by each of the undersigned (each a “Guarantor”, and together, the “Guarantors”) in favor of Silicon Valley Bank (“Bank”).

Whereas, the Guarantors executed and delivered to Bank an Unconditional Secured Guaranty, dated as of December 1, 2009 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), with respect to the obligations of Virage Logic Corporation, a Delaware corporation (“Borrower”), under that certain Loan and Security Agreement by and between Borrower and Bank, dated as of December 1, 2009 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

Whereas, Borrower and Bank are amending the Loan Agreement pursuant to that certain Amendment No. 1 and Limited Waiver to Loan and Security Agreement, dated as of the date hereof (the “Amendment”), to extend the delivery date of certain post-closing items under the Loan Agreement. Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement.

Now therefore, for valuable consideration, receipt of which is acknowledged, each Guarantor hereby agrees as follows:

1. Reaffirmation of Guaranty. Such Guarantor hereby ratifies and reaffirms its obligations under the Guaranty and agrees that none of the modifications or waivers to the Loan Agreement as set forth in the Amendment shall impair such Guarantor’s obligations under the Guaranty or Bank’s rights under the Guaranty.

2. Continuing Effect and Absence of Defenses. Such Guarantor acknowledges that the Guaranty is still in full force and effect and that such Guarantor has no defenses, other than actual payment of the guaranteed obligations, to enforcement of the Guaranty. Such Guarantor waives any and all defenses to enforcement of its Guaranty that might otherwise be available as a result of the amendment of the Loan Agreement.

3. Representations and Warranties. Such Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties in the Guaranty are true, accurate and complete as if made the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Guarantors have executed this Reaffirmation of Guaranty as of the date first written above.

VIRAGE LOGIC INTERNATIONAL

By
Name:
Title:

ARC INTERNATIONAL U.S. HOLDINGS, INC.

By
Name:
Title:

ARC INTERNATIONAL INTELLECTUAL PROPERTY, INC.

By
Name:
Title:

ARC INTERNATIONAL I.P., INC.

By
Name:
Title:

ALARITY CORPORATION

By
Name:
Title:

SONIC FOCUS INC.

By
Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	VIRAGE LOGIC CORPORATION

The undersigned authorized officer of VIRAGE LOGIC CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement (as amended, modified, supplemented or restated from time to time, the “Agreement”) between Borrower and SILICON VALLEY BANK (“Bank”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.10 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Transaction Report (for purposes of reporting sales, credit memos and other collateral adjustments)	Monthly within 30 days, unless no Advances are outstanding, then quarterly within 30 days; commencing the earlier of initial Advance or 6/30/2010	Yes No

Monthly unaudited financial statements with Compliance Certificate	Monthly within 30 days, unless no Advances are outstanding, then quarterly within 30 days; commencing the earlier of initial Advance or 6/30/2010	Yes No

Annual financial statement (CPA Audited)	FYE within 150 days	Yes No

Financial projections, and/or financial information used in the preparation thereof	No later than 1/31st of FYE	Yes No

10-Q, 10-K and 8-K if not available on EDGAR	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings Report	Monthly within 30 days, unless no Advances are outstanding, then quarterly within 30 days; commencing the earlier of initial Advance or 6/30/2010	Yes No

Cash balance report	Quarterly within 30 days; commencing the earlier of initial Advance or 6/30/2010	Yes No

Financial Covenant	Required	Actual		Complies
I. Minimum Liquidity Ratio	1.50:1.00		:1.00	Yes No
II. Minimum EBITDA	SEE SCHEDULE I ATTACHED HERETO	$		Yes No
III. Minimum domestic unrestricted cash of Borrower	$10,000,000 at all times; provided, however, $15,000,000 through 6/29/10 if initial Advance is requested before 3/30/10	$		Yes No

The following financial covenant information set forth in Schedule 1 attached hereto is true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above (if no exceptions exist, state “No exceptions to note”):

VIRAGE LOGIC CORPORATION	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, maintain a minimum consolidated Liquidity Ratio of at least 1.50:1.00 (tested monthly; provided, however, if no amounts are outstanding under the Revolving Line, then tested quarterly)

Actual:

A.	Domestic unrestricted cash and Cash Equivalents under Bank’s “control” (as defined under the Code)	$

B.	Domestic short and long term investments	$

C.	Eligible Accounts	$

D.	Liquidity (A+B+C)	$

E.	All outstanding consolidated indebtedness	$

F.	Line D divided by Line E	$

Is line F equal to or greater than 1.50:1.00?

No, not in compliance	Yes, in compliance

II. Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, maintain minimum consolidated EBITDA of at least the following (tested quarterly)

Period	Minimum EBITDA
March 31, 2010	$(500,000)
June 30, 2010	$1
September 30, 2010 and each quarter thereafter	$1,000,000

Actual:

A.	Net income of Borrower for the current quarter	$

B.	To the extent included in the determination of Net Income

	1. income tax expense	$

	2. depreciation expense	$

	3. amortization expense	$

	4. net interest expense	$

	6. stock-based compensation expense	$

	7. one time restructuring expenses of up to $5,000,000 related to the Atlas Acquisition and Platinum Acquisition incurred prior to June 30, 2010	$

	8. the sum of lines II.B.1 through II.B.7	$

C.	EBITDA (line II.A plus line II.B.8)	$

Is line II.C equal to or greater than $             ?

No, not in compliance	Yes, in compliance

III. Beginning the earlier of the delivery date of the initial Notice of Borrowing or June 30, 2010, maintain at all times, consolidated domestic unrestricted cash of Borrower of at least $10,000,000; provided, however, if Borrower requests an initial Advance prior to March 30, 2010, Borrower shall maintain at all times between the date of such request and June 29, 2010, consolidated domestic unrestricted cash of Borrower of at least $15,000,000.

Actual:

A.	Consolidated domestic unrestricted cash of Borrower	$

Is line III(A) equal to or greater than the amounts required above?

No, not in compliance	Yes, in compliance